  This release includes forward-looking statements based upon current expectations of the management of MedPro Safety Products, Inc. that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of a number of factors, including our ability to identify and acquire medical safety device safety technologies with product development potential; our ability to successfully develop and bring products to market, including obtaining regulatory approvals; our ability to successfully increase sales of our products; our ability to obtain additional financing on satisfactory terms; our ability to attract and retain qualified employees; and governmental regulation associated with the medical safety products industry. Words such as "anticipate," "estimate," "plan," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions are used to identify forward-looking statements. We refer you to the more detailed discussion of risks and uncertainties under "Risk Factors" in our Annual Report on Form 10-K and our other reports on file with the Securities and Exchange Commission.

     More than 1 million needlesticks annually    Each needlestick costs approximately $3,000    Current solutions do not fully address problem

  Hepatitis C   Hepatitis B HIV   Bloodborne Pathogen   Microorganisms present in human blood that can cause disease in humans   Over 20 OSHA others

  OSHA, CDC, FDA require employers and providers to evaluate sharps with engineered sharps injury protections (SESIPs) across major device categories; such as safety syringes, blood collection devices, IV catheters, etc.       Infection Control Today, 2009   Four Market Segments   Market Opportunities   Phlebotomy Pharma Intravenous Clinical

  Slide The user slides a guard  over the needle   Snap The user snaps a guard over  the needle   Retractable The user activates the  retraction of the needle

  “A passive safety feature is one that requires no action by the user.”   “Today, there are very few safety-engineered medical devices that require no active step to make a device safer during use, after use and prior to disposal.”          Centers for Disease Control      Infection Control Today, 2009   The Future of Safety

  Vacuette® Premium Blood Collection

  IV Winged Collection Set

     Demonstration of operation of MedPro blood collection products compared to current market leading products

  Prefilled Drug Delivery System

  Hypodermic Safety Syringe

  Application, Product Application Patent/Publication Title Publication or Issue Reference Number Number Date Needleless IV medical Key-Lok 09/136,478 6,146,362 11/14/2000 delivery system Automatic non-Vacu-Mate 08/632,010 5,688,241 reusable needle 11/18/1997 guard Protection device for Vacu-Mate 09/336,405 6,379,336 injection or aspiration 4/30/2002 needle Safety device for Vacu-Mate 10/289,508 6,869,415 3/22/2005 blood collection Safety system for a Vacu-Mate 10/621,973 7,357,783 blood collection 4/15/2008 device Passively guarded, Syringe Guard 10/983,108 7,198,617 fillable injection 4/3/2007 syringe Syringe guard with Syringe Guard 11/055,415 2006/0111679 selected needle 5/25/2006 configuration Syringe guard for pre-Syringe Guard 11/211,336 2007/0078403 4/5/2007 filled medicament vial   Syringe Guard  11/422,851  2007/0287964    Hypodermic needle 12/13/2007 tip protector Butterfly needle with Butterfly 10/434,717 6,840,920 1/11/2005 passive guard Butterfly needle with Butterfly 10/978,614 7,144,387 12/5/2006 passive guard

  Market Segment   Phlebotomy   Contractual Partners Targeted Networks   Pharma   Others   Infusion   Clinical

  Product Expected Revenue Generation   Tube Touch 2011 Skin Touch 2012 Wing 2012 Fillable 2012 Prefilled 2013

     Revenue generation began Q1 2011    Guaranteed revenue totals $44 million through 2016    Completed $30 million Senior Notes offering (securitized by blood collection revenues)    Current run rate = 2 years cash    Strong 5 year profitability potential

  160 145   Millions  140 120    in Projections 100   77 Prefilled   80 Fillable   60 Blood Collection  38.6   Revenue 40   19.5   20 3.5 8 0   2011 2012 2013 2014 2015 2016

     Craig Turner   ›  MedPro Founder, CEO and Chairman of the Board   ›  15 years needle technology experience; Acquired 8 passive needle technologies      Walter Weller   ›  President since 2003   ›  Experienced financial and operational manager      Greg Schupp   ›  COO with 20 years manufacturing and medical technology expertise      Garyen Denning   ›  Executive Vice President with over 5 years directing product development at MedPro      Marc Ray   ›  CFO with strong financial and accounting background spanning over 30 years

     Craig Turner, Chairman    Ernie Fletcher, Director    Leo Kiely, Director    Carl Kleidman, Director    Gary Peterson, Director    Warren Rustand, Director    Walter Weller, Director

   Healthcare industry experts estimate healthcare workers are routinely stuck one million times annually from exposed needles.   MedPro Safety Products Inc. has solutions that virtually eliminate the risk of serious bloodborne diseases during the use of “sharps” devices.  Our ergonomic, automatic,  patented designs are cost-effective and easy to use.  A clear competitive advantage over existing solutions, MedPro delivers a long awaited solution to all stakeholders across the continuum of care.

  Addressing $3 Billion Market Opportunity Strategic Partnerships with Industry Leaders Strong Product Pipeline Unique IP Portfolio Proven Management Team